Exhibit 99.1

PRESS RELEASE

Merchants Bancorp Announces Launch of Common Stock Offering

CARMEL, IN (May 13, 2024) – Merchants Bancorp (Nasdaq: MBIN) (“Merchants” or the “Company”), a holding company that operates through its wholly owned banking subsidiary, Merchants Bank of Indiana (the “Bank”), announced today that it has launched an underwritten public offering of 2,400,000 shares of its common stock, without par value. The Company intends to grant the underwriters a 30-day right to purchase additional shares of its common stock.

Morgan Stanley is serving as the lead bookrunning manager, and Piper Sandler and Raymond James are serving as joint bookrunning managers for the offering.

The Company intends to use the net proceeds of this offering of common stock for general corporate purposes including to support balance sheet growth of the Bank.

Additional Information Regarding the Offering

The offering of common stock is being made pursuant to a registration statement on Form S-3 (File No. 333-266672) that was declared effective by the Securities and Exchange Commission (the “SEC”) on August 17, 2022. A preliminary prospectus supplement to which this communication relates has been filed with the SEC. Prospective investors should read the preliminary prospectus supplement and the accompanying prospectus and other documents the Company has filed with the SEC for more complete information about the Company and the offering. Copies of these documents are available at no charge by visiting the SEC’s website at www.sec.gov. Alternatively, when available, copies of the preliminary prospectus supplement, the prospectus supplement and accompanying prospectus related to the offering may be obtained by contacting Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014; Piper Sandler & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, Minnesota, 55402, by telephone at 1-800-747-3924 or by email at prospectus@psc.com; or Raymond James & Associates, Inc., Attention: Equity Syndicate, 880 Carillon Parkway, St. Petersburg, FL, 33716, or by telephone at (800) 248-8863, or by e-mail at prospectus@raymondjames.com.

No Offer or Solicitation

This press release does not constitute an offer to sell, a solicitation of an offer to sell, or the solicitation of an offer to buy any securities. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Merchants Bancorp

Ranked as a top performing U.S. public bank by S&P Global Market Intelligence, Merchants is a diversified bank holding company headquartered in Carmel, Indiana operating multiple business segments, including Multi-family Mortgage Banking that offers multi-family housing and healthcare facility financing and servicing (through this segment Merchants also serves as a syndicator of low-income housing tax credit and debt funds); Mortgage Warehouse Financing that offers mortgage warehouse financing, commercial loans, and deposit services; and Banking that offers portfolio lending for multi-family and healthcare facility loans, retail and correspondent residential mortgage banking, agricultural lending, Small Business Administration lending, and traditional community banking. Merchants, with $17.8 billion in assets and $14.0 billion in deposits as of March 31, 2024, conducts its business primarily through its direct and indirect subsidiaries, Merchants Bank of Indiana, Merchants Capital Corp., Merchants Asset Management, LLC, Merchants Capital Investments, LLC, Merchants Capital Servicing, LLC, and Merchants Mortgage, a division of Merchants Bank of Indiana.

Forward-Looking Statements

This press release contains forward-looking statements which reflect management’s current views with respect to, among other things, future events and financial performance. These statements are often, but not always, made through the use of words or phrases such as "may," "might," "should," "could," "predict," "potential," "believe," "expect," "continue," "will," "anticipate," "seek," "estimate," "intend," "plan," "projection," "goal," "target," "outlook," "aim," "would," "annualized" and "outlook," or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements in this press release include, but are not limited to, statements regarding the offering. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, management cautions that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated in these forward-looking statements, including the impacts of factors identified in "Risk Factors" or "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Media Contact: Rebecca Marsh

Merchants Bancorp

Phone: (317) 805-4356

Email: rmarsh@merchantsbankofindiana.com

Investor Contact: John Macke

Merchants Bancorp

Phone: (317) 536-7421

Email: jmacke@merchantsbankofindiana.com